CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into this 13th day of December 2000 is by and amongst Watchout! Inc. (the "Company") and Dr. Timothy Magnus (the "Consultant").

         WHEREAS, Consultant is skilled in providing Internet services, and has provided Internet related and software programming services to the Company in the past;

         WHEREAS, the Company desires to continue to engage Consultant to continue to provide similar services on an ongoing basis; and

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

         1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non- exclusive basis pursuant to the terms and conditions of this Consulting Agreement for a term commencing on the date hereof and terminating February 1, 2003.

         2. Consultant shall continue to assist the Company with the development of its systems architecture, designation of network specifications, building fire walls to assist in network security, lay required cable lines for the Company's business. Consultant shall provide the labor to provide the services set forth herein at no additional cost. Consultant shall also make such necessary repairs to any systems to comply with the Company's specifications and requirements.

         3. In order to assist Consultant with his duties, the Company will provide Consultant with such information, as may be required by Consultant.

         4. In consideration of the services to be provided, Consultant shall receive a fee equal to 300,000 shares of


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the Company's common stock.

         5. The Company will register the 300,000 shares pursuant to a registration statement on Form S-8.

         6. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, its successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during their term of this Agreement.

         At the termination of this Agreement, or at any other time either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating to, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit Consultant from engaging in any work at any time following his termination of this Agreement which does not conflict with the terms of this Agreement.

         7. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal

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place of business or to such other address as may be designated by either party in writing.

         8. This Agreement shall be governed by and interpreted pursuant to the laws of the province of Calgary. By entering into this Agreement, the parties agree to the jurisdiction of the courts in Calgary, Alberta. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

         9. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

         IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

CONSULTANT:                               COMPANY:
                                          WATCHOUT! INC.

By /s/ DR. TIMOTHY MAGNUS              By /s/ TODD VIOLETTE
-----------------------------          --------------------
DR. TIMOTHY MAGNUS                     TODD VIOLETTE
                                       ITS PRESIDENT